UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 15, 2013

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (630) 545-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On April 15, 2013, the Board of Directors of Community Financial Shares, Inc. (the “Company”) appointed Donald H. Wilson to serve as Chairman of the Board of Directors of the Company.  Mr. Wilson was appointed as Chairman of the Board of Directors of the Company pursuant to the terms of the Securities Purchase Agreement, dated as of November 13, 2012, by and between the Company and the investors identified therein (the “Securities Purchase Agreement”).  As previously disclosed, effective as of the closing of the transactions contemplated by the Securities Purchase Agreement, which occurred on December 21, 2012, Donald H. Wilson was appointed as Chairman of the Board and Christopher M. Hurst, Daniel Strauss and Philip Timyan were appointed as advisory directors of the Company pending the Company’s receipt of all regulatory approvals required to appoint such individuals as directors of the Company.  The Company has now received the requisite regulatory approvals needed to appoint Mr. Wilson as Chairman of the Board.

The Company and the Bank have entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Stone Pillar Advisors, Ltd. (“Stone Pillar”), a financial advisory firm that is wholly owned by Donald H. Wilson.  Pursuant to the terms of the Advisory Services Agreement, Stone Pillar provides certain consulting services to the Company and the Bank, including but not limited to: (i) recommending measures to efficiently eliminate other real estate owned and nonperforming loans from the Company’s balance sheet; (ii) assisting with the development of a run-rate earnings base and budget objectives; (iii) evaluating the risks and opportunities associated with potential lines of business; (iv) analyzing and recommending objectives and controls regarding interest rate and liquidity risk; (v) analyzing and recommending portfolio structure in the context of risk objectives; (vi) evaluating, updating and integrating the Company’s and the Bank’s primary risk policies; and (vii) reviewing and enhancing credit sales and control processes and marketing programs.  The Advisory Services Agreement provides that the Company will pay Stone Pillar a monthly fee of $31,250 in exchange for these consulting services and will reimburse Stone Pillar for all reasonable and necessary expenses incurred by Stone Pillar for travel beyond a 100-mile radius from Wheaton, Illinois in connection with the performance of the consulting services.  The Advisory Services Agreement has a term of twelve months and will be automatically renewed for successive three-month terms unless the Company or Stone Pillar provides written notice of termination to the other party at least 60 days before the expiration of the then-current term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

Date: April 15, 2013	By:	/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer